                                                                    Exhibit 11.1

                          WIRELESS TELECOM GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                               For the Three Months           For the Nine Months
                                                Ended September 30,           Ended September 30,
                                             -------------------------     -------------------------
                                                2006          2005            2006          2005
                                             -----------   -----------     -----------   -----------

Net Income                                   $ 1,127,637   $   623,959     $ 2,334,010   $ 2,753,430
                                             ===========   ===========     ===========   ===========

BASIC EARNINGS:

Weighted average number of common shares
  outstanding                                 25,853,851    25,566,743      25,809,807    20,201,701
                                             ===========   ===========     ===========   ===========

Basic earnings per common share              $      0.04   $     0. 02     $      0.09   $      0.14
                                             ===========   ===========     ===========   ===========

DILUTED EARNINGS:

Weighted average number of common shares
  outstanding                                 25,853,851    25,566,743      25,809,807    20,201,701
Assumed exercise of stock options                 54,350       191,346          92,258       165,235
                                             -----------   -----------     -----------   -----------

Weighted average number of common shares
  outstanding, as adjusted                    25,908,201    25,758,089      25,902,065    20,366,936
                                             ===========   ===========     ===========   ===========

Diluted earnings per common share            $      0.04   $      0.02     $      0.09   $      0.14
                                             ===========   ===========     ===========   ===========